Exhibit 10.10

ATLASSIAN CORPORATION PTY LTD

CLASS B ORDINARY SHARES

EXERCISE AGREEMENT

This Exercise Agreement (this “Agreement”) is made as of December 30, 2013, by and between Atlassian Corporation Pty Ltd (the “Company”), and Jay Simons (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Deed of Amendment dated October 14, 2013 (the “Deed).

1.                                      Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his option to purchase 333,000 Class B ordinary shares (the “Shares”) of the Company under and pursuant to the Terms of Issue of Option attached to the Deed (the “Option Agreement”). The purchase price for the Shares shall be AUD0.823 per Share for a total purchase price of AUD$274,059. Following this exercise, there will be 1,667,000 remaining vested and unexercised Class B ordinary shares under the Option Agreement. The term “Shares” refers to the Shares purchased hereunder and all securities received as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.                                      Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement, the payment of the aggregate exercise price by any method listed in Section 15 of the Option Agreement and the satisfaction of any applicable tax withholding obligations. The Company shall issue the Shares to Purchaser by entering such Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the exercise price therefor by Purchaser. If applicable, the Company will deliver to Purchaser a certificate representing the Shares as soon as practicable following such date.

3.                                      Limitations on Transfer. In addition to any other limitation on transfer created by the Company’s Constitution and/or the Shareholders Agreement, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable laws.

4.                                      Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)                                 Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b)                                 Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c)                                  Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d)                                 Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act of 1934, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e)                                  Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f)                                   Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5.                                      Restrictive Legends and Stop-Transfer Orders.

(a)                                 Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)                                     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)                                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER AND/OR THE COMPANY’S CONSTITUTION AND SHAREHOLDERS’ AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b)                                 Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.                                      No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7.                                      Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Purchaser hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement. Notwithstanding the foregoing, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection (a) shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.

8.                                      Miscellaneous.

(a)                                 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New South Wales, Australia, without giving effect to principles of conflicts of law.

(b)                                 Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)                                  Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)                                 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)                                  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)                                   Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(g)                                  California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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The parties have executed this Exercise Agreement as of the date first set forth above.

THE COMPANY:

ATLASSIAN CORPORATION PTY LTD

/s/ Tom Kennedy
Tom Kennedy

Address:
Level 6, 341 George St
Sydney, NSW, 2000, Australia

PURCHASER:

/s/ Jay Simons
Jay Simons